Exhibit 5.1

April 17, 2000

Board of Directors

Arrow Financial Corporation

250 Glen Street

Glens Falls, New York 12801

The Chase Manhattan Bank

450 West 33rd Street, 15th Floor

New York, New York 10001-2697

Chase Manhattan Bank Delaware

1201 Market Street

Wilmington, Delaware 19801

Re: Arrow Financial Corporation / Arrow Capital Trust I Registration Statement on Form S-4

Ladies and Gentlemen:

We have acted as counsel to Arrow Financial Corporation, a New York corporation (the "Company"), and its subsidiary, Arrow Capital Trust I, a Delaware statutory business trust (the "Trust"), in connection with a Registration Statement on Form S-4 (the "Registration Statement") relating to: (i) the proposed issuance by the Trust of up to $5,000,000 aggregate liquidation amount of the Trust's 9.50% Series B Capital Securities (the "New Capital Securities") to be registered under the Securities Act of 1933, as amended (the "Securities Act"), in exchange for a like aggregate liquidation amount of the Trust's outstanding 9.50% Series A Capital Securities (the "Original Capital Securities"); (ii) the proposed issuance by the Company to the Trust, in an aggregate principal amount corresponding to the aggregate liquidation amount of the New Capital Securities, of the Company's 9.50% Series B Junior Subordinated Deferrable Interest Debentures, due December 31, 2029 (the "New Subordinated Debentures") to be registered under the Securities Act in exchange for a like aggregate principal amount of the Company's outstanding 9.50% Series A Junior Subordinated Deferrable Interest Debentures, due December 31, 2029 (the "Original Subordinated Debentures"); and (iii) the proposed issuance of the Company's Series B Capital Securities Guarantee (the "New Guarantee") to be registered under the Securities Act in exchange for the Company's Series A Capital Securities Guarantee (the "Original Guarantee"), all pursuant to an offer (the "Exchange Offer") to the holders of the Original Capital Securities to issue to them New Capital Securities and interests in the New Subordinated Debentures and the New Guarantee (collectively, the "New Securities") in exchange for their Original Capital Securities and interests in the Original Subordinated Debentures and Original Guarantee (collectively, the "Original Securities"). The New Capital Securities will be issued under an Amended and Restated Declaration of Trust for the Trust, dated December 13, 1999 (the "Amended Declaration"), among the Company, as sponsor, The Chase Manhattan Bank, as property trustee, Chase Manhattan Bank Delaware, as Delaware trustee, and the Administrative Trustees named therein, while the New Subordinated Debentures will be issued under an Indenture, dated as of December 13, 1999 (the "Indenture"), between the Company and The Chase Manhattan Bank, as indenture trustee.

All capitalized terms used herein not otherwise defined herein shall have the same meanings as set forth in the Amended Declaration.

For purposes of giving the opinions hereinafter set forth, we have examined and relied upon executed originals, facsimiles or copies of certain documents, including the following (the "Operative Documents"):

(a) Copy of the Certificate of Incorporation of the Company, as amended, certified as of a recent date by the Secretary of State of the State of New York;

(b) Copy of the Bylaws of the Company, as amended, certified as of a recent date by the Secretary of the Company to be a true and complete copy;

(c) Copies, certified by the Secretary of the Company to be true and complete copies, of the resolutions duly adopted by the Board of Directors of the Company on October 27, 1999, and April 14, 2000, which, among other things, authorized the filing of the Registration Statement and the exchange of the New Capital Securities, the New Subordinated Debentures and the New Guarantee in the circumstances referred to above;

(d) the Certificate of Trust of the Trust, dated as of November 22, 1999, as filed in the office of the Secretary of State of the State of Delaware (the "Delaware Secretary of State") on November 22, 1999;

(e) the Declaration of Trust of the Trust, dated as of November 19, 1999, by and between the Company, as sponsor, and Chase Manhattan Bank Delaware, as Delaware trustee of the Trust;

(f) the Amended Declaration pursuant to which the New Capital Securities will be issued;

(g) A Certificate of Good Standing for the Trust, dated within five (5) days of the date hereof, obtained from the Delaware Secretary of State;

(h) the Registration Covenant, dated December 13, 1999 (the "Registration Covenant"), issued by the Company;

(i) the Indenture, pursuant to which the New Subordinated Debentures will be issued;

(j) the form of Series B Capital Securities Guarantee (the "New Guarantee"), by the Company, as Guarantor, and The Chase Manhattan Bank, as guarantee trustee; and

(k) the form of New Capital Security;

(l) the form of New Subordinated Debenture; and

(m) the Registration Statement and the prospectus included therein (the "Prospectus"), relating to the offering and sale of the New Securities in exchange for the Original Securities pursuant to the Exchange Offer, as filed with the Securities and Exchange Commission on or about April 17, 2000.

With respect to all documents examined by us, we have assumed (i) the authenticity of all documents submitted to us as authentic originals, (ii) the conformity with the originals of all documents submitted to us as copies or forms, and (iii) the genuineness of all signatures. We also have assumed that each such document is accurate and complete and, with respect to enforceability of contractual obligations, we have assumed that there has been no material mistake of fact or misunderstanding, fraud, duress, or undue influence. For purposes of this opinion, we have assumed that each of the parties to the Operative Documents, other than the Company and the Trust, has all requisite power and authority to execute and deliver, and to perform its obligations under, such documents, has duly authorized and delivered such documents, and, if a natural person, has the legal capacity to execute such documents and to perform the obligations imposed on such person thereunder.

As to various questions of fact material to our opinion, we have relied upon the representations and warranties made by the Company and on certificates of officers of the Company. We have also examined such certificates of public officials, corporate documents and records and other certificates and instruments, and have made such other investigations, as we have deemed necessary in connection with the opinions hereinafter set forth.

Based upon the foregoing, we are of the opinion that:

(1) The Trust has been duly created and is validly existing in good standing as a business trust under the Delaware Business Trust Act, 12 Del. C. Section 3801, et seq.

(2) The New Capital Securities have been duly authorized by all requisite action of the Trust and, when executed and authenticated in the manner provided for in the Amended Declaration and delivered against surrender and cancellation of a like aggregate liquidation amount of Original Capital Securities as contemplated in the Registration Covenant, the New Capital Securities will represent valid and fully paid and nonassessable undivided beneficial interests in the assets of the Trust entitled to the benefits of the Amended Declaration and enforceable against the Trust in accordance with their terms, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar laws relating to or affecting creditors' rights generally or by general equitable principles (regardless of whether considered in a proceeding in equity or at law).

(3) The holders of the New Capital Securities, as beneficial owners of the Trust, will be entitled to the same limitation of personal liability extended to stockholders of private corporations for profit organized under the General Corporation Law of the State of Delaware.

(4) Under the Delaware Business Trust Act and the Declaration of the Trust, the Trust has the requisite trust power and authority to issue and perform its obligations under the New Capital Securities being issued in the Exchange Offer.

(5) The New Subordinated Debentures have been duly authorized by all requisite corporate action of the Company and, when executed and authenticated in the manner provided for in the Indenture and delivered against surrender and cancellation of a like aggregate principal amount of Original Subordinated Debentures as contemplated in the Registration Covenant, the New Subordinated Debentures will constitute valid and binding obligations of the Company entitled to the benefits of the Indenture and enforceable against the Company in accordance with their terms, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar laws relating to or affecting creditors' rights generally or by general equitable principles (regardless of whether considered in a proceeding in equity or at law).

(6) The New Guarantee has been duly authorized by all requisite corporate action of the Company and, when executed and delivered to The Chase Manhattan Bank, as guarantee trustee, as contemplated in the Registration Covenant, the New Guarantee will constitute a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar laws relating to or affecting creditors' rights generally or by general equitable principles (regardless of whether considered in a proceeding in equity or at law).

We do not express any opinion on the laws of any jurisdiction other than the laws of the State of New York, the laws of the United States of America, the Delaware General Corporation Law and the Delaware Business Trust Act.

We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement and to the reference to our firm under the caption "Legal Matters" contained in the Prospectus. In giving this consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act or the Rules and Regulations of the Commission thereunder. Except as stated above, without our prior written consent, this opinion may not be furnished or quoted to, or relied upon by, any other person for any purpose.

Very truly yours,

/s/ STINSON, MAG & FIZZELL, P.C.

STINSON, MAG & FIZZELL, P.C.

Arrow Financial Corporation

The Chase Manhattan Bank

Chase Manhattan Bank Delaware

April 17, 2000